Exhibit 99.1

NEWS
RELEASE

Transcat, Inc. • 35 Vantage Point Drive • Rochester, NY 14624 • 585-352-7777

IMMEDIATE RELEASE

Transcat Acquires Angel’s Instrumentation Inc.

Acquisition expands geographic presence to Virginia and
broadens industrial on-site calibration capabilities

ROCHESTER, NY, September 4, 2018 – Transcat, Inc. (Nasdaq: TRNS) (“Transcat” or the “Company”), a leading provider of accredited calibration, repair, inspection and laboratory instrument services and value-added distributor of professional grade handheld test, measurement and control instrumentation, announced that it has acquired substantially all of the assets of Angel’s Instrumentation Inc. (“Angel’s Instrumentation” or "AI"), effective August 31, 2018. The purchase price was $4.7 million and is subject to certain customary holdback provisions.

Established in 2000, AI provides in-house and on-site calibrations nationally to the manufacturing and maritime industries from its Chesapeake, Virginia calibration laboratory. With approximately $4 million in annual revenue, AI’s comprehensive service offerings include RF & electronic test equipment, physical, dimensional, thermal, flow and torque calibrations. AI is accredited by the American Association of Laboratory Accreditation (“A2LA”) in accordance with the recognized International Standard ISO/IEC 17025:2005 General requirements for the competence of testing and calibration laboratories, and also meets the requirements of ANSI/NCSLI Z540-1-1994 and the requirements of ANSI/NCSLI Z540.3-2006 and R205.

“Angel’s Instrumentation is a good strategic fit for us as it strengthens our position in the mid-Atlantic region and expands our customer base. We also plan to leverage our national footprint to lower AI’s cost of service to its national customers,” commented Lee D. Rudow, President and Chief Executive Officer of Transcat. “Importantly, Angel’s Instrumentation shares our deep commitment to quality and customer service and we welcome the entire team to the Transcat family.”

ABOUT TRANSCAT

Transcat, Inc. is a leading provider of accredited calibration, repair, inspection and laboratory instrument services. The Company is focused on providing best-in-class services and products to highly regulated industries, including life science, aerospace and defense, pharmaceutical, medical device manufacturing and biotechnology. Transcat provides permanent and periodic on-site services, mobile calibration services and in-house services through 21 Calibration Service Centers strategically located across the United States, Puerto Rico and Canada. The breadth and depth of measurement parameters addressed by Transcat’s ISO/IEC 17025 scopes of accreditation are believed to be the best in the industry.

Transcat also operates as a leading value-added distributor that markets, sells and rents new and used national and proprietary brand instruments to customers primarily in North America. The Company believes its combined Service and Distribution segment offerings, experience, technical expertise and integrity create a unique and compelling value proposition for its customers.

-MORE-

Transcat Acquires Angel’s Instrumentation Inc.
September 4, 2018

Transcat’s growth strategy is to leverage the complementary nature of its two operating segments, its comprehensive service capabilities, strong brand, enhanced e-commerce capabilities and leading distribution platform to drive organic sales growth. The Company will also look to expand its addressable calibration market through acquisitions and capability investments to further realize the inherent leverage of its business model.

More information about Transcat can be found at: Transcat.com

Safe Harbor Statement

This news release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are not statements of historical fact and thus are subject to risks, uncertainties and assumptions. Forward-looking statements are identified by words such as “expects,” “estimates,” “projects,” “anticipates,” “believes,” “could,” “plans” and other similar words. All statements addressing operating performance, events or developments that Transcat, Inc. expects or anticipates will occur in the future, including but not limited to statements relating to anticipated revenue, profit margins, sales operations, capital expenditures, cash flows, operating income, growth strategy, segment growth, potential acquisitions, integration of acquired businesses, market position, customer preferences, outlook and changes in market conditions in the industries in which Transcat operates are forward-looking statements. Forward-looking statements should be evaluated in light of important risk factors and uncertainties. These risk factors and uncertainties are more fully described in Transcat’s Annual Report and Quarterly Reports filed with the Securities and Exchange Commission, including under the heading entitled “Risk Factors.” Should one or more of these risks or uncertainties materialize, or should any of the Company’s underlying assumptions prove incorrect, actual results may vary materially from those currently anticipated. In addition, undue reliance should not be placed on the Company’s forward-looking statements. Except as required by law, the Company disclaims any obligation to update, correct or publicly announce any revisions to any of the forward-looking statements contained in this news release.

For more information, contact:

Michael J. Tschiderer	Deborah K. Pawlowski
Chief Financial Officer	Investor Relations
Phone: (585) 563-5766	Phone: (716) 843-3908
Email: mtschiderer@transcat.com	Email: dpawlowski@keiadvisors.com

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